Exhibit 5.1

November 12, 2025

Ramón J. Ruiz de la Torre Esporrin

Socio

Financiero y Mercado de Capitales

Avda. General Perón, 38 4ª Planta

28020 – Madrid

Teléfono: +34912037400 / Móvil: +34 609288182

November 12, 2025

Turbo Energy, S.A.

Plaza de América 2, 4AB – 46004

Valencia, Spain 46004

+34 961 196 250

Re:	Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as special legal counsel in the Kingdom of Spain to Turbo Energy, S.A., a Spanish corporation with limited liability organized under the laws of the Kingdom of Spain (the “Company”), in connection with a registration statement on form F-3 filed with the U.S. Securities and Exchange Commission (the “Commission”) on November 12, 2025 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), relating to the shelf registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of (i) ordinary shares, par value five cents of euro (€0.05) per share (the “Ordinary Shares”), represented by American Depositary Shares (“ADSs”), each of which represents five (5) ordinary shares of the Company, (ii) debt securities of the Company, in one or more series (“Debt Securities”), (iii) warrants of the Company to purchase the ordinary shares represented by ADSs and/or Debt Securities in one or more series (“Warrants”), (iii) rights to purchase ordinary shares represented by ADSs, Debt Securities or other securities of the Company (“Rights”) and (v) units comprised of one or more of the ordinary shares represented by ADSs, Debt Securities, Warrants, Rights, or any combination thereof (the “Units”) described in the Registration Statement in any combination. The Ordinary Shares represented by ADSs, the Debt Securities, the Warrants, the Rights and the Units are collectively referred to herein as the “Securities” and individually as a “Security”.

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined a copy of the following documents:

1.1.	the Registration Statement.

1.2.	resolutions in writing signed by all the directors of the Company and dated November 11, 2025 (the “Resolutions”);

1.3.	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1.	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2.	that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3.	the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us;

2.4.	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended;

2.5.	that there is no provision of the law of any jurisdiction, other than the Kingdom of Spain, which would have any implication in relation to the opinions expressed herein;

2.7.	that the applicable purchase, underwriting, or similar agreement and any other agreement or other document relating to any Securities to be offered and sold will be valid and binding in accordance with its terms pursuant to its governing law;

2.8.	that neither the Company nor any of its shareholders is a sovereign entity of any state and none of them is a subsidiary direct or indirect of any sovereign entity or state;

2.9.	that the Company will issue the Securities in furtherance of its objects as set out in its bylaws and certificate of incorporation (the “Charter Documents”);

2.10.	that Charter Documents of the Company will not be amended in any manner that would affect the opinions expressed herein;

2.11.	that the Company will have sufficient authorized shares available to issue under its Charter Documents to effect the issue of any ordinary shares at the time of issuance, whether as a principal issue or on the conversion, exchange or exercise of any Securities;

2.12.	that the form and terms of any and all Securities, the issuance and sale of any Securities by the Company, and the Company’s incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement, indenture or supplement thereto) in accordance with the terms thereof will not violate the Charter Documents of the Company nor any applicable law, regulation, order or decree in the Kingdom of Spain;

2.13.	that all necessary corporate action will be taken to authorize and approve any issuance of Securities, the terms of the offering thereof and related matters, and that the applicable definitive purchase, underwriting or similar agreement, will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto;

2.14.	that the Securities to be offered and sold will be valid and binding in accordance with their terms pursuant to the applicable governing law;

2.15.	that the issuance and sale of and payment for the Securities will be in accordance with the applicable purchase, underwriting or similar agreement duly approved by the board of directors of the Company and/or where so required, the shareholders of the Company and the Registration Statement (including the prospectus set forth therein and any applicable supplement thereto);

2.16.	that, upon the issue of any ordinary shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof; and

2.17.	the validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with the Commission.

3.	QUALIFICATIONS

3.1.	The obligations of the Company in connection with any offer, issuance and sale of any Securities:

(a)	will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganization, merger, consolidation, moratorium bribery, corruption, money laundering, terrorist financing, proliferation financing or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions;

(b)	will be subject to statutory limitation of the time within which proceedings may be brought;

(c)	will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available;

3.2.	We express no opinion as to the enforceability of any provision of any document which provides for the payment of a specified rate of interest on the amount of a judgment after the date of judgment or which purports to fetter the statutory powers of the Company.

3.3.	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Kingdom of Spain. This opinion is to be governed by and construed in accordance with the laws of the Kingdom of Spain and is limited to and is given on the basis of the current law and practice in the Kingdom of Spain. This opinion is issued solely for your benefit and use in connection with the matter described herein and, except with our permission, is not to be relied upon by any other person, firm or entity or in respect of any other matter.

4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1.	Based on the certificate of good standing, the Company is duly incorporated and existing under the laws of the Kingdom of Spain and in good standing as at the certificate date. Pursuant to the Spanish Companies Act and Commercial Registry Regulations (the “Act”), a company is deemed to be in good standing if all fees and penalties under the law have been paid and the Registrar of Companies has no knowledge that the Company is in default under the law.

4.2.	Upon the due issuance of any ordinary shares, and payment of the consideration therefor, such ordinary shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof).

4.3.	Upon the due issuance of any Securities by the Company and payment of the consideration therefor, such Securities will be validly issued and constitute legal, valid and binding obligations of the Company in accordance with the terms thereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Legal Matters” and “Enforcement of Civil Liabilities”, in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Auren
Auren

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